                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            NET VALUE HOLDINGS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            NET VALUE HOLDINGS, INC.
                               1085 Mission Street
                         San Francisco, California 94103

                                September 6, 2000


Dear Stockholder:

         You hopefully received the materials for our Annual Meeting of Stockholders to be held on September 25, 2000. Since these materials were mailed to stockholders, a number of positive developments for the Company have occurred which affect the Annual Meeting. Although these developments are described in detail in the accompanying proxy supplement, I would like to highlight them here.

         o First, the Company has been approved for listing on The American Stock Exchange ("AMEX"). AMEX is permitting us to use its facilities to hold our Annual Meeting. Accordingly, the location of the Annual Meeting has been changed to the 14th Floor Boardroom at The American Stock Exchange, 86 Trinity Place, New York, New York. The date and time remain the same.

         o Second, in conjunction with the new listing, we have added two new, independent Board members who have been nominated for election at the Annual Meeting, David Jones and Michela O'Connor Abrams. Their biographies are included in the attached proxy supplement.

         o Finally, we have reached a settlement of an outstanding dispute with our former Chief Technology Officer. This resolves the uncertainty surrounding the beneficial ownership of approximately
              1.6 million of our shares; thereby enhancing the representative nature of the stockholder votes to be cast at the Annual Meeting.

         It is important that your shares are represented and voted at the Annual Meeting. Accordingly, please complete the blue card for all the proposals for which you desire to cast a vote.

         If you have already delivered a properly executed white proxy card, your vote will be cast at the Annual Meeting as previously instructed, except in the case of Directors who have been nominated for a new class, in which case your vote will be cast for them in the new class for which they have been nominated. If you desire to change your vote or if you wish to vote for the two new nominees, please return a properly executed blue proxy card. If you complete a blue card, please complete the blue card for all the proposals for which you desire to cast a vote. You have the right to revoke your proxy any time prior to voting at the Annual Meeting. White proxies voted in favor of the Board of Directors' nominees will be voted for the six Directors in the new class for which they have been nominated, notwithstanding that the original proxy card reflects the inclusion of only four Directors.

         As always, we appreciate your continued support.

                                                   Sincerely,

                                                   /s/ Andrew P. Panzo
                                                   --------------------------
                                                   Andrew P. Panzo
                                                   Chairman of the Board

                            NET VALUE HOLDINGS, INC.
                               1085 Mission Street
                         San Francisco, California 94103

                                PROXY SUPPLEMENT

         This proxy supplement (the "Supplement") supplements the proxy statement dated August 3, 2000 (the "Proxy Statement") previously furnished by Net Value Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting").

         THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH BOTH THE PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS WHICH WERE MAILED TO STOCKHOLDERS ON OR ABOUT AUGUST 3, 2000.

                   This Supplement is dated September 7, 2000 and is first being mailed to stockholders on or about September 8, 2000.

Change in Location

         THE LOCATION FOR THE MEETING HAS BEEN CHANGED. THE MEETING WILL BE HELD AT THE 14TH FLOOR BOARDROOM OF THE AMERICAN STOCK EXCHANGE, 86 TRINITY PLACE, NEW YORK, NEW YORK , ON MONDAY, SEPTEMBER 25, 2000 AT 10:00 AM, LOCAL TIME.

Nomination for Election of Additional Directors

         The Company recently learned that it has been accepted for listing by The American Stock Exchange. As part of this listing, the Company is required to elect additional outside directors. Accordingly, Proposal 5, has been revised and restated as follows:

         (5) to elect six (6) directors in the event that the stockholders approve the classification of the Board of Directors, two (2) of which will serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified, two (2) of which will serve until the 2002 Annual Meeting of Stockholders or until his/her successor is elected and qualified and two (2) of which will serve until the 2003 Annual Meeting of Stockholders or until his/her successor is elected and qualified; or, in the alternative, elect six (6) directors in the event that the stockholders do not approve the classification of the Board of Directors, to serve a one year term or until their successors are elected and qualified.

In accordance with the Company's Bylaws for the proposed classified Board of Directors, it is necessary to change the class of some of the directors. Accordingly, the new Class I, Class II and Class III information is described below.

                                   PROPOSAL 5

                              ELECTION OF DIRECTORS

                                     CLASS I

--------------------------------------------------------------------------------
 Directors Whose Terms                                          Year in Which
  Expire at the 2001                                            Service as a
    Annual Meeting            Principal Occupation             Director Began

     Darr Aley, 35                  Director                        1999

    David Jones, 51                 Director                        2000
--------------------------------------------------------------------------------

Darr Aley

         Mr. Aley has served as a member of the Board of Directors since July 1999. Mr. Aley is also the Chief Technology Officer of Epylon Corporation. Prior to joining the Company's management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at WhoWhere.com, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley currently serves on the Board of Directors of College411.com, Inc. Mr. Aley received a BA from the University of New Hampshire.

David Jones

         Mr. Jones has been President of DR Jones Financial, Inc., a privately-held consulting firm since its formation in September 1995. He is presently a director of Financial Asset Securities Corporation, an affiliate of Greenwich Capital Markets, Inc. Prior to forming DR Jones Financial, Inc., Mr. Jones was Senior Vice President-Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Vice President, and subsequently as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager-Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has a Masters Degree in business administration from the Amos Tuck School of Business Administration.

                                    CLASS II

--------------------------------------------------------------------------------
    Directors Whose Terms                                       Year in Which
     Expire at the 2002                                          Service as a
       Annual Meeting            Principal Occupation           Director Began
       --------------            --------------------           --------------

     Stephen George, 32                Director                      1999

 Michela O'Connor Abrams, 42           Director                      2000
--------------------------------------------------------------------------------

Stephen George

         Mr. George has served as a member of the Board of Directors since July 1999. Mr. George is also the Chief Executive Officer of Epylon Corporation, a business-to-business e-commerce company located in the San Francisco Bay area. Prior to forming Epylon Corporation, Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on the Board of Directors of YesAsia, Inc. Mr. George received a BA in Government from Cornell University.

Michela O'Connor Abrams

         Ms. O'Connor Abrams has served as a member of the Board of Advisors since January 2000. Ms. O'Connor Abrams has served as President of the Business Division of Imagine Media, Inc. and Publisher of Business 2.0 since November 1999. Ms. O'Connor Abrams has over 16 years of experience in publishing, trade show management, Internet strategies, online branding and strategic business development. Prior to joining Imagine Media, Inc., Ms. O'Connor Abrams served as President and Chief Executive Officer of Computerworld from March 1999 to November 1999. From January 1996 to January 1999, Ms. O'Connor Abrams was Chief Operating Officer of ZD Events which produces industry-leading expositions and conferences. From 1991 to 1996, Ms. O'Connor Abrams was a Publisher and Group Vice President at McGraw Hill. Ms. O'Connor Abrams is currently a member of the Board of Directors for Bow Street Software, Clickability and AuctioNet.com. She holds a BS in Journalism from California Polytechnic University at San Luis Obispo.

                                    CLASS III

-------------------------------------------------------------------------------
Directors Whose Terms                                         Year in Which
 Expire at the 2003                                           Service as a
   Annual Meeting             Principal Occupation           Director Began
---------------------         --------------------           --------------

 Andrew P. Panzo, 35   Chairman of the Board of Directors         1999
                           and Chief Executive Officer

  Lee C. Hansen, 33          President and Director               2000

-------------------------------------------------------------------------------

Andrew P. Panzo

         Mr. Panzo has served as the Company's Chairman and Chief Executive Officer since January 1999. From October 1993 to June 1999, Mr. Panzo was a Managing Director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo was one of the founders of Net Value, Inc. in September 1996. Mr. Panzo currently serves on the Board of Directors of Net Value, Inc. and the Board of Directors of metacat.com, Inc. Mr. Panzo received a Masters Degree in International Business and Finance from Temple University.

Lee C. Hansen

         Mr. Hansen has served as the Company's President since October 1, 1999 and as one of the Directors since April 2000. Prior to joining the management team, Mr. Hansen was Senior Vice President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategic projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as a Vice President in the International Capital Raising Group and an Associate in the Lease Finance, Private Placement and High Yield Groups at Banc of America Securities. Mr. Hansen currently serves on the Board of Directors of AssetExchange, Inc. and AlarmX.com, Inc. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School at Northwestern University and a BSBA from Bucknell University.

         Mr. Jones and Ms. O'Connor Abrams do not beneficially own shares of the Company's voting securities.

Legal Proceedings

         In the Proxy Statement, the Company noted legal proceedings with Mr. Douglas B. Spink, the Company's former Chief Technology Officer. Pursuant to the terms of a Settlement Agreement dated August 17, 2000, on August 22, 2000, all matters between the Company and Mr. Spink were settled, on terms that are mutually agreeable and that resolve all open issues between the parties, and under which any allegations of wrongdoing have been withdrawn. Pursuant to the Settlement Agreement, the Company agreed to settle all claims on the following basis: 1) Mr. Spink has agreed to allow the Company to re-acquire for cancellation 1,212,876 shares of his stock which leaves him with 835,000 shares of the Company's stock in place of 2,047,876 shares originally issued to him; 2) Mr. Spink's salary will be paid for the last three months of 1999; 3) Mr. Spink has agreed to restrictions on transfer on a portion of his shares for a one-year period; 4) the Company has agreed to lend Mr. Spink $250,000, repayable either three years from issue date or out of half of the proceeds from the sale of any shares of the Company's stock from the restricted shares; 5) Mr. Spink has agreed to add to the note for the funds advanced the sum of $60,000 to cover certain advances previously made; and 6) Mr. Spink has agreed to hold the Company harmless and defend the Company in a lawsuit filed by Greg Biggs, also noted in the Company's various SEC filings. The Settlement Agreement will result in Mr. Spink retaining beneficial ownership of 835,000 shares as of the Record Date.

         As a result of the Settlement Agreement, the issued and outstanding securities issued by the Company in connection with the July 1999 merger with Strategicus Partners, Inc. as of the Record Date of this Meeting shall be:

                                Vested Shares of          Options to Purchase
        Name                      Common Stock           Shares of Common Stock
        ----                      ------------           ----------------------
     Douglas Spink                   835,000                        -0-

     Barry Uphoff                    142,584                    332,416

     Darr Aley                       142,584                    332,416

     Stephen George                  142,584                    382,416
                                     -------                    -------

     TOTAL                         1,262,752                  1,047,248
                                   =========                  =========

         As a result of the settlement, the number of shares of common stock deemed to be issued and outstanding on the Record Date shall be 18,197,802.

Voting at the Annual Meeting

         It is important that your shares are represented and voted at the Meeting, regardless of the size of your holdings. Accordingly, if you have already delivered a properly executed proxy (a WHITE card), your vote will be cast at the Meeting as previously instructed except in the case of Directors who have been nominated for a new class, in which case your vote will be cast for them in the new class for which they have been nominated. If you desire to change your vote or if you wish to vote for the two new nominees, please return a properly executed BLUE proxy card. If you complete a BLUE card, please complete the BLUE card for all the proposals for which you desire to cast a vote. You have the right to revoke your proxy any time prior to voting at the Meeting.

WHITE PROXIES VOTED IN FAVOR OF THE BOARD OF DIRECTORS' NOMINEES WILL BE VOTED FOR THE SIX DIRECTORS IN THE NEW CLASS FOR WHICH THEY HAVE BEEN NOMINATED, NOTWITHSTANDING THAT THE ORIGINAL PROXY CARD REFLECTS THE INCLUSION OF ONLY FOUR DIRECTORS.

                           NET VALUE HOLDINGS, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Andrew P. Panzo and Lee C. Hansen and each of them proxies with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of Net Value Holdings, Inc. held of record by the undersigned as of July 28, 2000 at the Annual Meeting of Stockholders of Net Value Holdings, Inc. to be held on September 25, 2000 and at any adjournment(s) or postponement(s) thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.


You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE GRANTING OF ISOs UNDER THE PLAN AND THE QUALIFICATION OF THE PLAN FOR THE SECTION 162(m) EXEMPTION, AND FOR THE RATIFICATION OF KPMG, LLP AS INDEPENDENT AUDITORS FOR NET VALUE HOLDINGS, INC. FOR THE 2000 FISCAL YEAR.

1. Proposal 1
   Amendment to the Certificate of Incorporation to Change Name of Company.

                                              FOR / /  AGAINST / /  ABSTAIN / /


2. Proposal 2
   Amendment to the Certificate of Incorporation to Provide for the Classification of the Board of Directors.

                                              FOR / /  AGAINST / /  ABSTAIN / /


3. Proposal 3
   Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 50,000,000 to 100,000,000.

                                              FOR / /  AGAINST / /  ABSTAIN / /

4. Proposal 4
   Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Preferred Stock from 10,000,000 to 20,000,000.

                                              FOR / /  AGAINST / /  ABSTAIN / /

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD


  ------------------------------------------------------------------------------

5. Proposal 5
   Election of Directors                            FOR / /  WITHHELD / /
   Andrew P. Panzo Lee C. Hansen Darr Aley Stephen George David Jones Michela O'Connor Abrams
   Vote withheld from the following nominee(s):

     -----------------------

     -----------------------

     -----------------------

6. Proposal 6
   Approval of the Granting of ISOs under the Plan and the Qualification of the Plan for the Section 162(m) Exemption.

                                              FOR / /  AGAINST / /  ABSTAIN / /

7. Proposal 7
   Ratification of the Appointment of KPMG, LLP as Independent Auditors for the Company.

                                              FOR / /  AGAINST / /  ABSTAIN / /

                                              PLEASE SIGN, DATE AND RETURN YOUR
                                              PROXY PROMPTLY IN THE ENCLOSED
                                              ENVELOPE. NO POSTAGE REQUIRED IF
                                              MAILED IN THE UNITED STATES.


                                              NOTE: Please sign name(s) exactly
                                              as printed hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.

                                              SIGNATURE(S)
                                                         -----------------------

                                              ----------------------------------

                                              ----------------------------------

                                              DATE                         ,2000
                                                  ------------------------